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                                    AGREEMENT


This Agreement made and effective this first day of January, 1997, by and between TRI-CON MINING ALASKA INC. (hereinafter "TCMA") an Alaska corporation whose address is 499 St. Patrick Road, Fairbanks, Alaska, 99708

                                       and

SILVERADO MINES (U.S.) INC. (hereinafter "Silverado") an Alaska corporation whose address is P.O. Box 83730, Fairbanks, Alaska, 99708.


                                   WITNESSETH:

A. WHEREAS, Silverado desires to retain TCMA to serve as administrator and operator of mining claims situate within the State of Alaska, and

B. WHEREAS, TCMA desires to serve as administrator and operator for Silverado on the said claims,

NOW THEREFORE, in consideration of these premises, Silverado hereby appoints TCMA as administrator and operator, and TCMA hereby accepts such appointment, subject to the terms and conditions hereinafter set forth.


1.   TERM

     The term of this Agreement shall be perpetual, unless cancelled by thirty days advance written notice by one party to the other.


2.   WARRANTIES  AND  REPRESENTATIONS

     Silverado warrants that it has the full right and power to enter into this Agreement on the terms and conditions contained herein.

3.   UNDERTAKINGS  BY  TCMA

     3.1 TCMA undertakes to administer, explore, develop, operate, and reclaim the said claims in a professional and workmanlike manner. Further, at Silverado's specific written direction, TCMA also agrees to assist Silverado in vending its claims to those prospective purchasers specifically identified to TCMA by Silverado.


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     3.2  TCMA  may  construct,  maintain,  use  and at its election remove such structures, facilities, equipment, roadways, haulageways and such other improvements located on the said claims as it may deem necessary, useful or convenient in the conduct of its operations upon the said claims.

     3.3 TCMA may also use and consume so much of the surface of the said claims as may be necessary, useful, or convenient for carrying out the purposes of this Agreement.

     3.4 TCMA shall make available, for use in connection with the operations on the said claims, the knowledge and experience of such officers and employees as are reasonably required for the proper performance of such services.

     3.5 TCMA acknowledges that its operation on the said claims shall always be subject to general directions from Silverado.


4.   PAYMENTS TO TCMA FOR ADMINISTRATION AND OPERATION

     4.1 TCMA shall administer said claims for a base fee of Ten Thousand Dollars ($10,000.00) per month, plus costs, below.

     4.2 TCMA shall explore, develop, mine, and reclaim said claims at Silverado's cost. For the purpose of this Agreement, the term "cost" shall mean 115% of all costs incurred by TCMA which are reasonably attributable to its operations on the said claims including but not limited to the following:

     a) the cost of all full time and part time employees; and cost of contractors;

     b)   the  actual  costs  incurred  in  mobilization  and  demobilization;

     c)   reasonable  travel  and  lodging  expenses;

     d)   insurance  premiums;

     e)   the  cost  of  renting  equipment;

     f)   the  actual  costs  of  material  and  supplies  consumed by the work;

     g) support charges - a sum equal to twenty-five percent (25%) per annum on all project acquisition, exploration, and development expenditures; fifteen percent (15%) annum for all operating expenditures; and fifteen percent (15%) per annum for all reclamation expenditures. Capital purchases shall be exempt from additional charges.

     h) a "stand by" charge of 150% of (a)-(g) when TCMA is on site and prepared to perform work, but unable to do so for causes attributable to Silverado;


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     i)   a  charge of seventy-five dollars ($75.00) per hour for the time spent by  each  of  TCMA's  officers  on  Silverado's  behalf;

     j) notwithstanding any of the above, no TCMA employee who serves as a director on Silverado's behalf shall bill Silverado for any of his time.

     4.3 Silverado shall make payments to the account of TCMA substantially in accordance with a budget submitted to and accepted by Silverado. Silverado shall from time to time advance to TCMA's account funds to cover anticipated costs in conjunction with the requirements of the approved budget. TCMA may draw from such account the costs incurred by it at cost plus fifteen percent (15%), and shall account monthly in writing to Silverado for the amounts drawn in sufficient detail to enable Silverado to determine the correctness thereof. Amounts unpaid by Silverado to TCMA within 30 days of the date the subject cost is incurred by TCMA shall be deemed as an unsecured loan from TCMA to Silverado, with interest due and payable at a rate of twelve percent (12%) per annum.

     4.4 TCMA will submit to Silverado written progress reports on the operations on the development of the said claims.

     4.5 Silverado, by its directors, officers, members, employees, or agents shall have the right to enter upon the said claims and inspect the same at all times with or without notice to TCMA, at Silverado's sole risk and expense.

     4.6 Within ninety (90) days after the end of each calendar year, TCMA shall submit an annual cost report to Silverado, at which time Silverado will have thirty (30) additional days to notify TCMA of Silverado's intention to audit the report, at its own cost and expense. If notice of an audit is not received by TCMA within 30 days of delivery of its report to Silverado, then the costs of the work, and all reports, reconciliation's, and invoices of TCMA shall be conclusively deemed to be true and correct.

5.   COST ADJUSTMENT

     5.1 TCMA may increase its hourly rates each year beginning one year after the effective date of this agreement, by the percentage increase in the CPI where "CPI" means the "Consumer Price Index" as published by the Department of Labor of the State of Alaska, and which shall be attached as addenda to this agreement.

6.   OBLIGATION AND INDEMNITY BY PARTIES

     6.1 TCMA agrees to comply with valid and applicable local, state, and federal laws and regulations governing its operations hereunder.


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     6.2 TCMA shall pay all  expenses  incurred by it in its  operations  on the said claims and shall allow no liens to remain upon the said claims; provided however, that if TCMA disputes the validity or amount of any lien asserted against the said claims, it shall not be required to discharge the same until the amount and validity thereof have been finally determined.

     6.3 TCMA shall indemnify and defend Silverado against any suit, claim, judgment or demand whatsoever arising out of the negligence of TCMA, provided however that this provision shall not apply to any such suit, claim, judgment or demand caused in whole or in part by Silverado.

     6.4 During the term of this Agreement and any extension thereof, TCMA shall procure and maintain comprehensive general liability insurance having the following coverage limits per occurrence:

          Property Damage Insurance:           $1,500,000.00
          Comprehensive General Liability:     $1,000,000.00

          TCMA shall cause Silverado to be added to such policy as an additional named insured.


7.   TERMINATION

     7.1 TCMA shall have the right to terminate this Agreement in its entirety at any time upon 30 days advance written notice to Silverado in the manner provided in paragraph 12.

     7.2 Upon the date sixty (60) days after notice of termination, all rights and interest of TCMA under this Agreement shall terminate and TCMA shall not be required to perform any further obligations hereunder concerning the said claims, except as to obligations, if any, the occurrence of which precedes termination.


8.   PROTECTION OF PROPRIETARY INFORMATION

     Nothing contained herein is intended to prevent TCMA from performing services for other companies similar to those undertaken herein; provided that the performance of such services shall not interfere with the proper and efficient performance by TCMA or the services to be rendered hereunder; provided further that TCMA shall not make use of or divulge to others any trade information of proprietary nature of which it becomes aware as a result of this Agreement with Silverado.


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9.   FORCE MAJEURE

     9.1 TCMA shall not be liable for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause hereinafter called "force majeure"

     9.2 For purpose of the Agreement, the term force majeure shall include Acts of God, fire, flood, undue shortage of power, strikes, insurrection or mob violence, requirements or regulations of the government and other causes of a similar nature.

10.  DISPUTES NOT TO INTERRUPT OPERATIONS, ARBITRATION

     10.1 In the event of any dispute between parties hereto, operations shall be continued in the same manner as prior to the dispute until the matters in dispute have been finally resolved between the parties.

     10.2 The parties hereto may agree to submit any dispute arising out of, or relating to, this Agreement to arbitration in accordance with the Arbitration Rules of the American Arbitration Association and the provision of Title 9 Alaska Statues, Chapter 43, in which case judgment upon the aware rendered by the Arbitrators(s) may be entered in any court having jurisdiction thereof.

          10.2.1. The place of any such arbitration shall be at Fairbanks, Alaska.

          10.2.2. The right to invoke arbitration is not in derogation of any other rights that the parties may have to settle disputes through compromise or litigation.

11.  NOTICE

     11.1 Any notice or communication required or permitted hereunder shall be in writing and shall be effective when personally delivered or shall be effective when addressed:

          If to Silverado:
          ---------------

     Silverado Mines Ltd.
     505 - 1111 West Georgia Street
     Vancouver, B.C.  V6E 4M3

     Silverado Mines (U.S.), Inc.
     P.O. Box 83730
     Fairbanks, AK  99708


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          If to TCMA:
          -----------

     Tri-Con Mining Alaska Inc.
     499 St. Patrick Road
     Fairbanks, AK  99708

     Tri-Con Mining Ltd.
     505 - 1111 West Georgia Street
     Vancouver, B.C.  V6E 4M3

and deposited, postage prepaid, certified, in the United States or Canadian mail.

     11.2 Either party may, by notice to the other as aforesaid, change its mailing address for future notice hereunder.


12.  BINDING EFFECT, ASSIGNMENT

     12.1 If Silverado assigns the said claims in whole or in part to any third party, the provisions hereof shall inure to the benefit of and be binding upon its respective successors and assigns, but no change or division of ownership of the said claims however accomplished, shall operate to enlarge the obligations or diminish the rights of TCMA hereunder. TCMA may waive its rights herein, at its own election, at any time.

     12.2 TCMA shall have no right to assign its rights or obligations under this Agreement without the express prior written consent of Silverado.

13.  CONSTRUCTION: ENTIRE AGREEMENT

     13.1 The Agreement shall be construed in accordance with the laws of the State of Alaska.

     13.2 The headings and subheadings used herein are for convenience only and shall not be deemed to be a part of the Agreement for purposes of construction thereof.

     13.3 All of the agreements and understandings of the parties with reference to the said claims are embodied in this Agreement, which supersedes all prior Agreements or understandings between the parties with reference thereto.

     13.4 The compensation herein provided shall be deemed to be full payment to TCMA for its operations hereunder.


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     13.5   Should any part of this Agreement be declared invalid for any reason by a court of competent jurisdiction such declaration shall not affect the balance of this Agreement.

     13.6   All dollar  amounts  herein  are  stated  in United States currency.


IN WITNESS WHEREOF, the parties have executed this Agreement at Vancouver, British Columbia, the day and year first above written.

Tri-Con Mining Alaska Inc. by:                Silverado Mines (U.S.) Inc. by:

/s/ Alex Homenuke                             /s/ Garry L. Anselmo
-----------------------------                 ----------------------------
Its Senior Vice President                     Its President